EXHIBIT 2


                       LOAN PURCHASE AND SALE AGREEMENT


      THIS LOAN PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of November 1, 2002, by and between Hallmark Financial Services, Inc., a Nevada corporation (the "Assignee") and LaSalle Bank National Association, a national banking association (the "Assignor").

      WHEREAS, the Assignor and Millers American Group, Inc., a Texas corporation ("Millers"), entered into a Loan Agreement, dated as of September 17, 1999, ("Loan Agreement") and certain other Loan Documents (as defined below), pursuant to which the Assignor provided a revolving line of credit to Millers;

      WHEREAS, as inducement to the Assignor entering into the Loan Agreement with Millers, Millers and Trilogy Holdings, Inc., a Nevada corporation ("Trilogy"), entered into a Security Agreement with the Assignor, dated as of September 17, 1999, pursuant to which Millers and Trilogy granted a security interest in certain of their assets to the Assignor;

      WHEREAS, as  an  inducement to  the  Assignor entering  into  the  Loan
 Agreement with Millers, Effective Litigation Management, Inc., a Texas corporation ("Effective"), and Financial and Actuarial Resources, Inc., a Texas corporation ("Financial"), entered into a Security Agreement with the Assignor, dated as of September 17, 1999, pursuant to which Effective and Financial granted a security interest in certain of their assets to the Assignor;

      WHEREAS, as inducement to the Assignor entering into the Loan Agreement with Millers, Trilogy entered into a Guaranty Agreement and a Stock Pledge Agreement, both dated as of September 17, 1999, pursuant to which Trilogy guaranteed the obligations of Millers under the Loan Agreement and pledged the stock of certain subsidiaries;

      WHEREAS, the Assignor wishes to assign for value the Assignor's interest in the Loan and the Loan Documents (as defined below) and any payment and performance obligations evidenced thereby; and

      WHEREAS, the Assignee desires to become assignee for value of the Assignor's interest in the Loan and the Loan Documents and any payment and performance obligations evidenced thereby.

      THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

                                  SECTION 1
                                 DEFINITIONS

      1.1. For the purposes of this Agreement, the following terms shall have the meanings indicated below:

           (a) "Affiliate"   means  "affiliate"  as  defined  in  either  (a)
 Bankruptcy Code S 101(2) or (b) Rule 144 of the Securities Act.

           (b) "Agreement" means this Loan Purchase and Sale Agreement, including all Schedules and Exhibits hereto.

           (c) "Assumed Obligations" means all of the duties and obligations of the Assignor under the Loan Documents or occurring in connection with the Transferred Rights (including, but not limited to, the Assignor's duties and obligations as both "Lender" and "Agent" under the Loan Documents); excluding, however, Retained Obligations.

           (d) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are required by law to close.

           (e) "Claim" means, without limitation, any claim, cause of action, remedy, right, demand, or legal or regulatory proceeding.

           (f) "Closing" means the closing of the transaction described in this Agreement.

           (g) "Closing Date" shall have the meaning set forth in Section 3.1 hereof.

           (h) "Collateral" means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been granted to or for the benefit of the Lenders under the Loan Documents.

           (i) "Commitments" means the amount of funds which the lender is or may be obligated to provide to Millers under the Loan Documents (subject to the terms and conditions thereof) as of the Closing Date, as set forth in
 Schedule 1(i).

           (j) "Distribution" means any payment or other distribution of cash
 (including  interest),  notes,  securities  or  other  property   (including
 Collateral) or proceeds under or in respect of the Transferred Rights.

           (k) "Encumbrance" means any (a) mortgage, pledge, lien, security interest, charge, hypothecation or other encumbrance, security agreement, security arrangement or adverse claim against title of any kind; (b) purchase or option agreement or put arrangement; (c) subordination agreement or arrangement other than as specified in the Loan Documents; or (d) agreement to create or effect any of the foregoing.

           (l) "Entity" includes any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, other type of entity and Governmental Authority.

           (m) "Governmental Authority" means any federal, state or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

           (n) "Impairment" means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), Encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect, other than those created pursuant to the Loan Documents, the effect of which does, or would, materially and adversely affect the Transferred Rights in whole or in part.

           (o) "Lender" means a lender under the Loan Agreement and its successors, transferees, and assigns.

           (p) "Loan" means the obligations and debt evidenced by the Loan Documents.

           (q) "Loan Agreement" has the meaning set forth in the recitals to this Agreement.

           (r) "Loan Documents" means each of the documents, instruments and agreements listed as "Loan Documents" on Schedule 1(r).

           (s) "Obligor" means Millers, Effective, Financial, Trilogy, any other guarantor(s) or endorser(s) of the Loan, and any Affiliate thereof whose property constitutes Collateral.

           (t) "Purchase Price" means $6.5 million.

           (u) "Retained Obligations" means all obligations and liabilities of the Assignor under the Loan Documents that (a) result from the Assignor's material breach of its representations, warranties, covenants or agreements under this Agreement or any Loan Document or (b) result from the Assignor's bad faith, gross negligence or willful misconduct.

           (v) "Securities Act" means the Securities Act of 1933, 15 U.S.C. SS 77a et seq., as amended, and the rules and regulations promulgated under it.

           (w) "Transferred Rights" means any and all of the Assignor's right, title and interest in, to and under the Loan and the Loan Documents, including all accrued and unpaid interest thereon, and to the extent related thereto, the following:

                (i) all other amounts funded by or payable to the Assignor under the Loan Documents and all obligations owed to the Assignor in connection with the Loan and the Commitment;

                (ii) all claims (including "claims" as defined in Bankruptcy Code S 101(5)), suits, causes of action, and any other right of the Assignor, whether known or unknown, against Millers or any of their respective Affiliates, agents, representatives, contractors, advisors or any other Entity including, to the extent permitted to be assigned under applicable law, all contract claims, tort claims, malpractice claims and claims under any law governing the purchase and sale of, or indentures for, securities;

                (iii) all Collateral of any kind for or in respect of the Loan Documents;

                (iv) all cash, securities or other property, and all setoffs and recoupments, received, applied or effected after the Closing Date by or for the account of the Assignor under the Loan and the Commitment, if any, and other extensions of credit under the Loan Documents (whether for principal, interest, fees, reimbursement obligations or otherwise) effected after the Closing Date;

                (v) the economic benefit of permanent commitment reductions, permanent repayments of principal and amendment, consent, wavier and other similar non-ordinary course fees received by the Assignor from and after the Closing Date; and

                (vi) all proceeds of the foregoing received after the Closing Date.

      1.2. Terms that are defined in other provisions of this Agreement have the meanings given to them in those provisions.

      1.3. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the same meaning in this Agreement as in the Loan Agreement.


                                  SECTION 2
          ASSIGNMENT OF LOAN DOCUMENTS; ALLOCATION OF LOAN PAYMENTS

      2.1. Assignment of Loan Documents. (a) In consideration of the Purchase Price, subject to the terms, provisions and conditions of this Agreement, the Assignor hereby agrees to assign unto the Assignee, and the Assignee hereby agrees to accept from Assignor, on the Closing Date the
 Transferred Rights and the Assumed Obligations. Except as expressly set forth in Section 7 hereof, the Assignor and the Assignee agree that this Agreement is made without recourse to the Assignor, or any past, present or future Affiliate, subsidiary, parent or participant of the Assignor. Except as expressly set forth in Section 4 of this Agreement, this Agreement is made by the Assignor strictly on an as-is, where-is basis, and without any representations or warranties of any kind or nature whatsoever, whether express, implied or imposed by law.

      (b) The Assignee assumes no duties or obligations other than the Assumed Obligations, and the Assignor shall remain responsible for all Retained Obligations.

      (c) This Agreement is intended to, and upon execution hereof and satisfaction or waiver of the conditions precedent set forth in Section 3 shall, effect a true sale of the Transferred Rights.

      2.2. Allocation of Loan Payments. (a) All payments of principal and interest, any late charges, prepayment fees or premiums, and all other sums received by the Assignor or the Assignee in respect of the Loan shall be allocated as follows:

           (i) All scheduled Distributions received by the Assignor prior to the Closing Date shall be the property of the Assignor, without adjustment to the Purchase Price; and

           (ii) All Distributions received by the Assignor or the Assignee on and after the Closing Date shall be the property of the Assignee, without adjustment to the Purchase Price.

      (b) The Assignor shall remit to the Assignee any Distributions received by the Assignor on and after the Closing Date within five (5) Business Days of the Assignor's receipt of any such Distributions.

      2.3 Consent of Assignor. The Assignor hereby consents to the Note issued by Millers to the Assignor, dated September 17, 1999, being amended after the Closing such that Hallmark replaces the Assignor as "Lender" under the Note.

                                  SECTION 3
                       CLOSING CONDITIONS AND COVENANTS

      3.1. Time and Place of Closing. The Closing shall occur on November 1, 2002, at 9:00 a.m. (Chicago time), time being of the essence, at the offices of Sidley Austin Brown & Wood, located at 10 South Dearborn Street, Bank One Plaza, Chicago, Illinois 60603, or at such other time or place as is mutually agreed to, in writing, by the Assignor and the Assignee. The time and date on which the Closing actually occurs is referred to as the "Closing Date".

      3.2. Assignors' Closing Deliveries. At the Closing, the Assignor shall deliver (or cause to be delivered) to the Assignee:

           (i) the Assignor's promissory note executed by Millers in favor of the Assignor, duly endorsed by the Assignor to the Assignee;

           (ii) all stock certificates and stock powers provided to the Assignor from any of Millers, Effective, Financial and Trilogy pursuant to the Loan Documents;

           (iii)  true  and  correct  copies  of all documents identified  in
           Schedule 1(r);

           (iv) a fully executed copy of the General Assignment, attached hereto as Exhibit A, which General Assignment shall be executed and delivered by the Assignor only after the Assignor's receipt of the Purchase Price pursuant to Section 3.3(a) of this Agreement; and

           (v) a certificate executed by a duly authorized representative of the Assignor (i) certifying that all of the representations and warranties of the Assignor set forth herein are true and correct in all material respects as of the Closing Date and (ii) setting forth, as of the Closing Date, the principal balance of the Loan as well as all accrued and unpaid interest relating to the Loan.

      3.3. Assignee's Closing Deliveries. At the Closing, the Assignee shall deliver (or cause to be delivered) to the Assignor:

           (i) the Purchase Price, by confirmed wire transfer of immediately available funds, in lawful money of the United States of America, to the following account:

                LaSalle Bank National Association
                ABA #071000505
                Credit Commercial Loan Account of
                Millers American Group
                Notify: James Thompson
                312-904-8092

           (ii) a certificate executed by a duly authorized representative of the Assignee certifying that all of the representations and warranties of the Assignee set forth herein are true and correct in all material respects as of the Closing Date.

      3.4. Condition to the Assignor Closing. The Assignor's obligation to consummate the Closing shall be contingent upon the Assignee, Millers, Effective, Financial and Trilogy executing the Consent and Release Agreement set forth in Exhibit B.

      3.5. Condition to the Assignee Closing. The Assignee's obligation to consummate the Closing shall be contingent upon Millers, Effective, Financial and Trilogy agreeing, in writing, to amend the Loan Documents in such a manner as substantially similar to paragraph 2. of the Consent, Amendment and Release Agreement attached hereto as Exhibit B.

      3.6. Transfer and Recordation Taxes; Responsibility for Recording. The Assignee acknowledges that it is the Assignee's responsibility to promptly and diligently record, at the Assignee's sole expense, all assignments and notices necessary to effect the transaction described in this Agreement. The Assignee further acknowledges that it is responsible for, and shall pay when due and payable, all filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby. The Assignee shall prepare any such document or instrument, in form and substance reasonably acceptable to the Assignor, to be executed by the Assignor. The Assignee further acknowledges that it is the Assignee's sole responsibility to record all assignments, instruments or other documents delivered to the Assignee pursuant to this Agreement, including, but not limited to, any instruments necessary to perfect any security interest under the Loan.

      3.7. Closing Expenses. Whether or not the transactions contemplated by this Agreement are completed, each of the Assignee and the Assignor shall be responsible for the payment of each of their own costs and expenses in negotiating and carrying out their obligations under this Agreement, including, without limitation, the costs of counsel.

      3.8. Further Assurances. The Assignor and the Assignee shall execute and deliver to the others all such documents, and take such further actions as the other may reasonably deem necessary from time to time, to effect the assignment of the Loan in accordance with the terms of this Agreement; provided that all such documents to be executed and actions to be taken by the Assignor shall be without recourse, representation or warranty of any kind to the Assignor, except as expressly provided in Section 4 of this Agreement.


                                  SECTION 4
         ASSIGNOR'S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

      4.1. Representations and Warranties. The Assignor makes the following representations and warranties for the benefit of the Assignee as of the date of this Agreement:

           (a)  Organizational Matters.    The Assignor  is  duly  organized,
 validly existing and in good standing under the laws of its jurisdiction of organization.

           (b) Ownership of Loan Documents. Except as may be set forth in any agreement, document or instrument identified in Schedule 1(r) hereto, the Assignor is the owner of an undivided legal and equitable interest in and to the Transferred Rights, and the Assignor has not previously assigned or participated the Transferred Rights, in whole or in part, to any Entity.

           (c) Broker. The Assignor has not engaged any finder, broker or intermediary with respect to this Agreement or the transactions evidenced hereby, or directly or indirectly caused any finder's fee, commission or other compensation or expense reimbursement to become owing to any third party with respect to this Agreement or the transactions evidenced hereby.

           (d) Non-Contravention. The Assignor's execution, delivery and performance of this Agreement will not result in a breach of any provision of (i) the Assignor's organization documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to the Assignor or (iii) any judgment, injunction, decree or determination applicable to the Assignor, the effect of which would be to nullify the assignment of the Transferred Rights or materially diminish the value of the Transferred Rights.

           (e) Authority and Enforceability. This Agreement (i) has been duly and validly authorized, executed and delivered by the Assignor and (ii) is the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, except that such enforceability against the Assignor may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies. No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity is or will be required for the Assignor to execute, deliver and perform its obligations under this Agreement, except as set forth in Section
 3.4 hereof.

           (f) Pending Proceedings. No litigation is (i) pending against the Assignor or (ii) to the best of the Assignor's knowledge, threatened against Assignor before any relevant Governmental Authority that, in the aggregate, will materially and adversely affect (x) the Transferred Rights or (y) any action taken or to be taken by the Assignor under this Agreement.

           (g) Information on Loan. The principal amounts of the Loans outstanding and the Commitments, if any, as of the Closing Date are accurately stated in Schedule 1(i). All permanent commitment reductions, permanent prepayments of principal and other similar non-ordinary course fees received by the Assignor in connection with the Transferred Rights within 95 days prior to the Closing Date are accurately stated in Schedule 4.1(g).

           (h) Not an Insider. Except as set forth in Schedule 4.1(h), the Assignor is not and has never been (i) an "insider" of Millers or any Obligor (as "insider" is defined in Bankruptcy Code S 101(31)) or (ii) an Affiliate of Millers or any Obligor.

           (i)  Voidance of  Transferred  Rights.   Except  as set  forth  in
 Schedule 4.1(i), the Assignor has not received any written notice other than those publicly available that (i) any payment or other transfer made to or for the account of the Assignor from or on account of Millers or any Obligor under the Transferred Rights is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer or (ii) the Transferred Rights, or any portion of them, are void, voidable, unenforceable or subject to any Impairment.

           (j)  Accredited  Investor.    The   Assignor  is  an   "accredited
 investor" as defined in Rule 501 under the Securities Act.

           (k)  Loan Documents.   The Assignor has  provided to the  Assignee
 true, correct and complete copies of the Loan Documents.

           (l) Waivers. Except for consents and waivers given by the Assignor generally pursuant to and in accordance with the Loan Agreement, the Assignor has not given its consent to change, nor has it waived, any term or provision of any Loan Document.

           (m) All Relevant Documents. Schedule 1(r) contains all material documents received by the Assignor relating to the Loan and the Collateral, including, but not limited to, all agreements, waivers, consents, supplements, foreclosures, notices and amendments.

           (n) Conduct of the Assignor. The Assignor has not engaged in any acts or conduct or made any omissions that will result in the Assignee receiving a lower amount of payments or distributions than it otherwise would be entitled to under the Loan Documents, or treatment less favorable (including the timing of payments or distributions) than it otherwise would be entitled to under the Loan Documents.

           (o) Performance. The Assignor has performed, and has complied with, all obligations required to be performed or complied with by it under the Loan Documents and is not in breach of any provisions of the Loan Documents.

           (p) Material Adverse Effect. Assignor is not a party to any document, instrument or agreement that could materially and adversely affect the Transferred Rights or Assignee's rights and remedies under this Agreement.

      4.2. Acknowledgement. The Assignor acknowledges the following as of the date of this Agreement:

           (a) The Assignor (i) is a sophisticated investor with respect to the sale of the Transferred Rights and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of Millers or any Obligor to make an informed decision regarding its sale of the Transferred Rights and its retention of the Retained Obligations and (iii) has independently and without reliance upon the Assignee, and based on such information as the
                Assignor has deemed  appropriate, made its  own analysis  and decision to enter into this Agreement, except that the Assignor has relied upon the Assignee's express representations, warranties, covenants, and indemnities in this Agreement.

           (b) The Assignee has not given the Assignor any investment advice, credit information or opinion on whether the sale of the Transferred Rights or the retention of the Retained Obligations is prudent.

           (c) (i) The Assignee currently may have, and later may come into possession of, information with respect to the Transferred Rights, Millers, any Obligor or any of their Affiliates that is not known to the Assignor and that may be material to a decision to sell the Transferred rights and to retain the Retained Obligations ("Assignor Excluded Information"), (ii) the Assignor has determined to sell the Transferred Rights and to retain the Retained Obligations notwithstanding its lack of knowledge of the Assignor Excluded Information and
                (iii) the Assignee shall have no liability to the Assignor, and the Assignor waives and releases any claims that it might have against the Assignee or any of the Assignee's Affiliates whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Assignor Excluded Information in connection with the transactions contemplated hereby; provided, however, that the Assignor Excluded Information shall not and does not affect the truth or accuracy of the Assignee's representations and warranties in this Agreement.

           (d) The Assignor's sale of the Transferred Rights to the Assignee is irrevocable and the Assignor shall have no recourse to the Transferred Rights.


                                  SECTION 5
         ASSIGNEE'S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

      5.1. Representations and Warranties. The Assignee makes the following representations and warranties for the benefit of the Assignor, as of the date of this Agreement:

           (a) Organizational Matters. The Assignee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would affect the ability of the Assignee to perform the Assignee's obligations under this Agreement and the Loan Documents.

           (b) Authority and Enforceability. (i) This Agreement has been duly and validly authorized, executed and delivered by the Assignee and is the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except that such enforceability against the Assignee may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and (ii) no notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity is or will be required for the Assignee to execute, deliver and perform its obligations under this Agreement.

           (c) No Financial Contingency. The Assignee has sufficient funds immediately available to it to enable the Assignee to fully perform its obligations under this Agreement. The Assignee acknowledges and agrees that this Agreement is not contingent upon the Assignee obtaining any financing of any part of the Purchase Price.

           (d) Broker. The Assignee has not engaged any finder, broker or intermediary with respect to this Agreement or the transactions evidenced hereby, or directly or indirectly caused any finder's fee, commission or other compensation or expense reimbursement to become owing to any third party with respect to this Agreement or the transactions evidenced hereby.

           (e) Sophisticated Investor. The Assignee (i) is a sophisticated investor with respect to the purchase of the Transferred Rights and the Assumed Obligations, (ii) has adequate information concerning the business and financial condition of Millers and any Obligor including, but not limited to, Effective, Financial and Trilogy, to make an informed decision regarding the purchase of the Transferred Rights and the Assumed Obligations and (iii) has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Assignee has relied upon the Assignor's express representations, warranties, covenants and indemnities in this Agreement. The Assignee has not relied in entering into this Agreement upon any oral or written information or statements from the Assignor or any of the
                Assignor's employees, attorneys, affiliates, agents or representatives, other than the express representations and warranties of the Assignor contained in Section 4 of this Agreement.

           (f) Knowledge and Experience. The Assignee or its advisors have knowledge and experience in financial and business matters, relating to the ownership and collection of loan assets, and the Assignee or its advisors are capable of evaluating the merits and risks of investment in such assets.

           (g) Financial Capability. The Assignee has the financial capability to hold the Loans and the Collateral for an indefinite period of time and to bear the economic risks of, including a complete loss of the Assignee's investment in, the acquisition of the Loans, the Collateral and the Loan Documents.

           (h) Own Account. The purchase of the Loan by the Assignee is for its own account and not with a view to any resale.

           (i) No Conflicts. The execution and delivery of this Agreement by the Assignee, the performance by the Assignee of its obligations under this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby, does not and will not: (i) violate any laws, statutes, regulations, ordinances, writs, judgments, decrees, injunctions, administrative rulings or similar orders applicable to the Assignee; (ii) conflict with or result in a violation of the Assignee's Articles of Incorporation or By-laws; or (iii) conflict with or violate any contract or agreement to which the Assignee is a party.

           (j) Reliance. Except as otherwise provided in this Agreement, the Assignee has not relied and will not rely on the Assignor to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of Millers or any Obligor, or any other matter concerning Millers or any Obligor.

           (k) Accredited Investor. Assignee is an "accredited investor" as defined in Rule 501 under the Securities Act.

           (l) Pendency Proceedings. No litigations are (i) pending against the Assignee or (ii) to the best of Assignee's knowledge, threatened against the Assignee before any relevant Governmental Authority, that in the aggregate, will materially and adversely affect any action taken or to be taken by the Assignee under this Agreement.

      5.2. Acknowledgments. The Assignee acknowledges the following as of the date of this Agreement.

           (a) No employee or representative of the Assignor has been authorized to make any statements or representations other than those specifically contained in Section 4 of this Agreement. Without limiting the generality of the foregoing, the Assignee acknowledges that the Assignor has not made any representation or warranty as to the status of the Loan or Collateral.

           (b)  The Loan and the Collateral may have limited or no liquidity.

           (c) In order to exercise any of its rights acquired under this Agreement, the Assignee must comply in all material respects with all applicable laws and regulations, including, without limitation, all insurance laws and regulations and all other laws and regulations of all applicable government bodies.

           (d) Millers is in default of the Loan Agreement for, among other reasons, failure to pay interest in the amount of $73,528.12 when due on September 1, 2002.

           (e) (i) The Assignor currently may have, and later may come into possession of, information with respect to the Transferred Rights, Millers, any Obligor or any of their Affiliates that is not known to the Assignee and that may be material to a decision to acquire the Transferred rights and assume the Assumed Obligations ("Assignee Excluded Information"), (ii) the Assignee has determined to purchase the Transferred Rights and assume the Assumed Obligations notwithstanding its lack of knowledge of the Assignee Excluded Information, and
                (iii) the Assignor shall have no liability to the Assignee, and the Assignee waives and releases any claims that it might have against the Assignor or any of the Assignor's Affiliates, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Assignee Excluded Information in connection with the transactions contemplated hereby; provided, however, that the Assignee Excluded Information shall not and does not affect the truth or accuracy of the Assignor's representations and warranties in this Agreement.

           (f) The Assignee has received copies of the Loan Documents and, without any way limiting the representations and warranties of the Assignor contained in this Agreement, the Assignee is assuming all risk with respect to the accuracy or sufficiency of such documents and information.

           (g)  The  Assignor's  sale  of  the  Transferred  Rights  to   the
                Assignee, and the Assignee's assumption of the Assumed Obligations, are irrevocable.


                                  SECTION 6
                               CONFIDENTIALITY

      6.1. Non-Disclosure of Terms. The parties to this Agreement agree not to disclose, directly or indirectly, at any time, before or after the Closing, the terms of this Agreement and the transactions contemplated hereby, unless all parties to this Agreement have given their express written approval of such disclosure; provided, however, this Section 6.1 shall not be construed to prohibit the following disclosures: (i) disclosures as may be required for insurance regulatory, federal securities, tax, accounting or other reporting purposes; (ii) disclosures to legal counsel, independent accountants and other representatives; (iii) disclosures to corporate parents and other corporate affiliates; (iv) disclosures required by law or a valid court order; (v) disclosures of matters of which there is public knowledge other than as a result of disclosures made in breach hereof; and (vi) disclosures reasonably occurring in connection with disputes over the terms of this Agreement.

      6.2. Confidential Information. Each of the Assignor and the Assignee agree that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement). In the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection herewith; such documents, materials and information shall not be communicated to any person or entity (other than to the Assignor's and the Assignee's counsel, accountants and financial advisors). No person or entity shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed assignment of the Loan. The obligations of the Assignor and the Assignee under this Section
 6.2 to treat such documents, materials and other information in confidence shall not apply to the following disclosures: (i) disclosures as may be required for insurance regulatory, federal securities, tax, accounting or other reporting purposes; (ii) disclosures to legal counsel, independent accountants and other representatives; (iii) disclosures to corporate parents and other corporate affiliates; (iv) disclosures required by law or a valid court order; (v) disclosures of matters of which there is public knowledge other than as a result of disclosures made in breach hereof; and
 (vi) disclosures reasonably occurring in connection with disputes over the terms of this Agreement.


                                  SECTION 7
                      ASSIGNORS' AND ASSIGNEES' REMEDIES

      7.1. Assignee's Covenants.    (a)   The  Assignee  and  the  Assignee's
 successors and assigns hereby jointly and severally indemnify and hold harmless the Assignor, and the Assignor's parents, subsidiaries and Affiliates, and their respective successors and assigns, and all of their officers, directors, employees, consultants, attorneys, advisors and agents, from and against any and all Claims, liabilities, judgments, forfeitures, assessments, losses, fines, penalties, costs, damages, expenses and fees, including reasonable attorney's fees (including, without limitation, the internally allocated cost of staff counsel) and expert witness fees, sustained or incurred by the Assignor, or the Assignor's parents, subsidiaries or Affiliates, or their respective successors and assigns, or any of their officers, directors, employees, consultants, attorneys, advisors or agents, as a result of, or arising from, or relating to:

           (i) any material breach or inaccuracy of any representation or warranty made by the Assignee to the Assignor herein;

           (ii) any material breach by the Assignee of any of the covenants of this Agreement to be performed by the Assignee;

           (iii) any breach of contract or tortious or unlawful acts or omissions of the Assignee with respect to the Loan, the Collateral or any transactions contemplated by the Loan Documents on or after the Closing;

           (iv) any claim made by any person, organization or association against the Assignor with respect to the Loan, the Loan Documents or the Collateral, from facts occurring on or after the Closing Date;

           (v) the Assignee's violation of any law relating to unfair credit collection practices, (the Assignee agrees to notify the Assignor, in writing, within five (5) Business Days of notice or knowledge of any such claim, demand or assertion of a violation of such law); or

           (vi) the failure of the Assignee to record any assignments or notices, or to pay such amounts, required pursuant to Section
                3.6 of this Agreement.

           (b) Except for the remedies set forth in this Section 7.1 hereof, the Assignor hereby waives any Claim the Assignor might now or in the future have against the Assignee, or any of the Assignee's employees, attorneys, Affiliates, agents or representatives as a result of this Agreement; provided, however, that this waiver does not include any Claim the Assignor may have as a result of the Assignee's fraud or willful misconduct in connection with this Agreement.

      7.2  Assignor's  Covenants.    (a)  The  Assignor  and  the  Assignor's
 successors and assigns hereby jointly and severally indemnify and hold harmless the Assignee, and the Assignee's parents, subsidiaries and Affiliates, and their respective successors and assigns, and all of their officers, directors, employees, consultants, attorneys, advisors and agents, from and against any and all Claims, liabilities, judgments, forfeitures, assessments, losses, fines, penalties, costs, damages, expenses and fees, including reasonable attorneys' fees (including, without limitation, the internally allocated cost of staff counsel) and expert witness fees, sustained or incurred by the Assignee, or the Assignee's parents, subsidiaries or Affiliates, or their respective successors or assigns, or any of their officers, directors, employees, consultants, attorneys, advisors or agents, as a result of, or arising from, or relating to:

           (i) any material breach or inaccuracy of any representation or warranty made by the Assignor to the Assignee herein;

           (ii) any material breach by the Assignor of any of the covenants of this Agreement to be performed by the Assignor;

           (iii) any breach of contract or tortious or unlawful acts or omissions of the Assignor with respect to the Loan, the Collateral or any transactions contemplated by the Loan Documents prior to the Closing;

           (iv) any claim made by any person, organization or association against the Assignee with respect to the Loan, the Loan Documents or the Collateral, from facts occurring prior to the Closing Date; or

           (v) the Assignor's violation of any law relating to unfair credit collection practices (the Assignor agrees to notify the Assignee, in writing, within five (5) Business Days of notice or knowledge of any such claim, demand or assertion of a violation of such law).

           (b) Except for the remedies set forth in this Section 7.2 hereof, the Assignee hereby waives any Claim the Assignee might now or in the future have against the Assignor, or any of the Assignor's employees, attorneys, Affiliates, agents or representatives as a result of this Agreement; provided, however, that this waiver does not include any Claim the Assignee may have as a result of the Assignor's fraud or willful misconduct in connection with this Agreement.

      7.3 Third Party Actions. If a third party commences any action or makes any demand against either party to this Agreement for which such party ("Indemnified Party") is entitled to indemnification under this Agreement from the other party to this Agreement ("Indemnifying Party"), such Indemnified Party will promptly notify the Indemnifying Party in writing of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party's obligation to indemnify the Indemnified Party, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party may also, at its own expense, assume the total defense of such action from the Indemnified Party with counsel reasonably acceptable to the Indemnified Party; provided, the Indemnifying Party provides in writing that it will indemnify the Indemnified Party and waive all objections thereto. In any event, the party that has assumed the defense of such action shall provide the other party with copies of all notices, pleadings and other papers filed or served in such action. Neither party shall make any settlement or adjustment without the other party's prior written consent, which consent
 (i) in the case of the Indemnifying Party will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (ii) in the case of the Indemnified Party may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

      7.4. Reimbursement for Use of Assignors' Agents. In the event of litigation with respect to the Loan in which the Assignor, or any of the Assignor's employees, agents or attorneys, are requested or required, by subpoena, court order or otherwise, to perform any acts, including, but not limited to, testifying in litigation, preparing responses to subpoenas or other legal process or pleadings, and/or performing any review of public or private records such as tracing funds, whether or not said litigation is commenced by the Assignee, any Obligor or any other party, the Assignee shall indemnify and promptly reimburse the Assignor for all costs and expenses incurred in connection therewith; provided, however, that the foregoing shall not extend to attorney's fees, costs and expenses incurred by the Assignor in connection with any dispute arising out of or relating to this Agreement and shall not extend to attorneys' fees, costs or expenses incurred by the Assignor with respect to any litigation resulting from Claims caused by any breach of contract under a Loan Document by the Assignor's negligent or tortious or unlawful acts or omissions under the Loan Documents or with respect to the Loans or the Collateral.


                                  SECTION 8
                      ASSIGNEE'S POST-CLOSING COVENANTS

      8.1. Reports to Taxing Authorities. The Assignee agrees to submit all Internal Revenue Service forms and information returns with respect to the Obligors, and any applicable state-required returns and forms, to the extent required by applicable law, for the full year in which the Closing occurs and thereafter; provided, however, that the Assignor shall not be prohibited from submitting such Internal Revenue Service forms and information returns with respect to the Obligors, and any applicable state-required returns and forms as the Assignor deems appropriate. The Assignor agrees to submit all Internal Revenue Service forms and information that it is required to directly submit irrespective of the transfer of the Loan to the Assignee.

      8.2. Notice of Claim. Each party to this Agreement shall promptly notify the other party hereto of any Claim, threatened Claim, litigation or threatened litigation against such party which shall at any time come to the notifying party's attention, relating to the Loan.


                                  SECTION 9
                           MISCELLANEOUS PROVISIONS

      9.1. Notice. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered (i) when delivered personally, (ii) if transmitted by fax, when confirmation of transmission is received, or (iii) if sent by registered or certified United States mail (return receipt requested), or by overnight mail or overnight courier, when received; and shall be addressed as follows:

           If to Assignor:

                LaSalle Bank National Association
                135 South LaSalle Street
                Suite 2140
                Chicago, Illinois  60603
                Attention:  James D. Thompson
                Telecopy:  312-904-8169

                with a copy to:
                     Sidley Austin Brown & Wood
                     Bank One Plaza
                     10 South Dearborn Street
                     Chicago, Illinois  60603
                     Attention:  Michael P. Goldman
                     Telecopy:  312-853-7036

           If to the Assignee:

                Hallmark Financial Services, Inc.
                14651 Dallas Parkway
                Suite 900
                Dallas, Texas  75240
                Attention:  Chief Executive Officer
                Telecopy:  972-788-0520

                with a copy to:
                     Akin, Gump, Strauss, Hauer & Feld
                     1700 Pacific Avenue
                     Dallas, Texas  75201
                     Attention:  Terry M. Schpok
                     Telecopy:  214-969-4343

      9.2. Severability. Each provision of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid or unenforceable for any reason whatsoever, and such illegality, invalidity or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and shall have full force and effect as if the invalid or unenforceable part had not been included.

      9.3. Amendment.   This  Agreement  may not  be  amended  except  by  an
 instrument in writing signed by a duly authorized representative of the Assignor and the Assignee.

      9.4. Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

      9.5. Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun, pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender and references to a particular Section, Schedule or Exhibit shall be deemed to mean the particular Section of this Agreement and any Schedule or Exhibit attached hereto. The parties acknowledge that each party and its counsel have reviewed this Agreement and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

      9.6. Non-Assignability. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Schedules and Exhibits hereto, shall be binding upon and shall inure to the benefit of the undersigned parties and their respective heirs, executors, administrators, representatives and assigns. The Assignee shall not assign this Agreement, or any of the Assignee's rights, powers, duties or obligations hereunder, without the prior written consent of the Assignor, which may not be unreasonably delayed or withheld. Subject to Section 5.1(h) of this Agreement, nothing herein shall prevent the Assignee from selling, assigning or granting a participation in or otherwise transferring all or part of the Transferred Rights.

      9.7. Prior Understandings; Integrated Agreement. This Agreement supersedes any and all prior discussions, documents and agreements, written or oral, among the parties hereto with respect to the assignment of the Loan and the Loan Documents and other matters contained herein and this Agreement contains the sole, final and complete expression and understanding among the parties hereto with respect to the transactions contemplated herein.

      9.8. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument.

      9.9. Survival. Each and every representation, warranty and covenant herein made by the Assignor and the Assignee shall survive the Closing, and shall not merge into any document executed as part of the Closing, but instead shall be independently enforceable except to the extent expressly limited in Section 8.

      9.10.     Governing Law; Jurisdiction and Venue.

           (a)  This  Agreement  shall  be  construed,  and  the  rights  and
                obligations  of   the   parties  hereunder   determined,   in
                accordance with the substantive laws of the state of Illinois, without regard to conflict of law principles.

           (b) For purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to each of the jurisdiction of all Federal and State Courts sitting in the Northern District of Illinois.

           (c) The parties hereto hereby irrevocably waives any objection that such parties may now or hereafter have to the laying of venue of any suit, action or proceeding arising out or relating to this Agreement brought in any Federal or State Court sitting in the Northern District of Illinois and hereby irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

      9.11.     No Third-Party  Beneficiaries.   No person,  organization  or
 association other than the Assignor and the Assignee shall have any rights or claims under this Agreement.

      9.12. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

 HALLMARK FINANCIAL SERVICES, Inc.,  LASALLE BANK NATIONAL ASSOCIATION,
 AS THE ASSIGNEE                     AS AGENT AND ASSIGNOR


 By:    ___________________________  By:    ___________________________
 Name:  ___________________________  Name:  ___________________________
 Title: ___________________________  Title: ___________________________

                                SCHEDULE 1(i)
       Principal Amount Outstanding, Commitment and Unfunded Commitment

                Principal Amount Outstanding       $14,850,000.00
                Commitment                         $20,000,000.00
                Unfunded Commitment                $ 5,150,000.00

                                SCHEDULE 1(r)

 Loan Documents *

           1. Loan Agreement, dated as of September 17, 1999, between the Assignor and Millers

           2. Note, dated as of September 17, 1999, executed by Millers in favor of the Assignor

           3. Guaranty, dated as of September 17, 1999, from Trilogy for the benefit of the Assignor

           4. Security Agreement, dated as of September 17, 1999, from Millers and Trilogy to the Assignor

           5. Security Agreement, dated as of September 17, 1999, from Effective and Financial to the Assignor

           6. Stock Pledge Agreement, dated as of September 17, 1999, from Millers to the Assignor, with respect to the stock of Trilogy

           7. Stock Pledge Agreement, dated as of September 17, 1999, from Trilogy to the Assignor, with respect to the stock of insurance company subsidiaries

 Additional Documents

           1. Stock Certificate No. 1 representing 1,000 shares of Trilogy common stock and the Assignment Separate from Certificate

           2. Stock Certificate No. 6 representing 103,267 shares of Millers Insurance Company common stock and the Assignment Separate from Certificate

           3. Stock Certificate No. 6 representing 500,000 shares of Phoenix Indemnity Insurance Company common stock and the Assignment Separate from Certificate

           4.   Secretary's Certificate of Borrower (with Incumbency):
                a.   Articles of Incorporation
                b.   By-laws
                c.   Corporate Resolutions


 * All listed Loan Documents include all schedules and exhibits attached thereto.


           5.   Secretary's Certificate of Trilogy (with Incumbency):
                a.   Articles of Incorporation
                b.   By-laws
                c.   Corporate Resolutions

           6.   Secretary's Certificate of Millers Insurance Company:
                a.   Articles of Incorporation
                b.   By-laws
                c.   Certificate of Authority

           7.   Secretary's Certificate of Phoenix Indemnity Insurance
                Company:
                a.   Articles of Incorporation
                b.   By-laws
                c.   Corporate Resolutions
                d.   Certificates of Authority

           8.   Corporate Documents of Effective Litigation Management, Inc.:
                a.   Articles of Incorporation
                b.   By-laws
                c.   Corporate Resolutions

           9.   Corporate Documents of Financial and Actuarial Resources,
                Inc.:
                a.   Articles of Incorporation
                b.   By-laws
                c.   Corporate Resolutions

           10.  Compliance Certificate

           11.  Solvency Certificate from Borrower

           12. UCC, federal and state tax lien, pending suit, bankruptcy and judgment lien searches for the following names in each jurisdiction in which it maintains offices, collateral or operations, as reasonably required by LaSalle under the Loan
                Documents:
                a.   Millers American Group, Inc.
                b.   Millers Insurance Company
                c.   Trilogy Holdings, Inc.
                d.   Phoenix Indemnity Insurance Company
                e.   Millers Mutual Fire Insurance Company

           13.  Notice of Borrowing:
                a.   Wire Transfer Instructions

           14.  Payment of fees and expenses

           15.  UCC-1 Financing Statements
                a.   Borrower (Blanket - S/S Texas)
                     File No.: 99-194313 - File Date: 9/24/99
                b.   Trilogy (Blanket - S/S Nevada)
                     File No.: 9914683 - File Date: 9/24/99
                c.   Effective (Blanket - S/S Texas)
                     File No.: 99-194314 - File Date: 9/24/99
                d.   Financial Resources (Blanket - S/S Texas)
                     File No.: 99-194311 - File Date: 9/24/99
                e.   Borrower (Pledge of Trilogy - S/S Texas)
                     File No.: 99-194312 - File Date: 9/24/99
                f. Trilogy (Pledge of Phoenix and Millers - S/S Nevada File No.: 9914684 - File Date: 9/24/99


           16. Certificate of Account Status, dated. September 17, 1999, of Millers American Group, Inc.

           17. Certificate of Account Status, dated. September 9, 1999, of Effective Litigation Management, Inc.

           18. Certificate of Account Status, dated. September 9, 1999, of Financial & Actuarial Resources, Inc.

           19. Certificate of Existence, dated. September 9, 1999, of Trilogy Holdings, Inc.

           20. Certificate of Authority, no. 12080, for the Millers Insurance Company

           21. Arizona Certificate of Authority and Certificate of Authorization and Deposit of Phoenix Indemnity Insurance Company

           22. Correspondence from Assignor to Millers American Group, Inc. ("Millers") advising Millers that Millers is in default under the Loan, and a response from Millers dated September 21, 2001

                                    SCHEDULE 4.1(G)
               Permanent Commitment Reductions, Permanent Prepayments of
                    Principal and Other Similar Non-Ordinary Course Fees

                                          NONE

                                    SCHEDULE 4.1(H)
                                   Insider Relations

                                          NONE

                                        SCHEDULE (I)
                                    Voidance Notices

                                          NONE

                                  EXHIBIT A

                          Form of General Assignment

                                   Attached



                                                                    EXHIBIT A

                              GENERAL ASSIGNMENT

      LaSalle Bank Association, a national banking association (the "Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, grants, assigns, transfers and conveys to Hallmark Financial Services, Inc., a Nevada corporation (the "Assignee"), subject to the terms of the Sale Agreement (as hereinafter defined), all of the Assignor's right, title and interest in and to the Loan Documents (including, but not limited to, the Assignor's rights, title and interest as both "Lender" and "Agent" under the Loan Documents), together with all duties and obligations evidenced by the Loan Documents (including, but not limited to, the Assignor's duties and obligations as both "Lender" and "Agent" under the Loan Documents), and all of Assignor's right, title and interest in and to the Collateral.

      For purposes of this General Assignment, the capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Purchase and Sale Agreement, dated as of _______________, 2002 (the "Sale Agreement"), by and between the Assignee and the Assignor.

      THIS  GENERAL  ASSIGNMENT   IS  MADE  WITHOUT   RECOURSE  AND   WITHOUT
 REPRESENTATION OF ANY NATURE, EXPRESS OR IMPLIED, WITH THE SOLE EXCEPTION OF THOSE LIMITED REPRESENTATIONS SET FORTH IN SECTION 4 OF THE SALE AGREEMENT.

      This Agreement may be executed and delivered in any number of counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, each of the Assignor and the Assignee have caused this General Assignment to be executed and delivered by its duly authorized representative.

 HALLMARK FINANCIAL SERVICES, INC.,  LASALLE BANK NATIONAL ASSOCIATION,
 AS THE ASSIGNEE                     AS THE ASSIGNOR

 By:    ___________________________  By:    ___________________________
 Name:  ___________________________  Name:  ___________________________
 Title: ___________________________  Title: ___________________________

                                  EXHIBIT B

                    Form of Consent and Release Agreement

                                   Attached


                                                                    EXHIBIT B

                   CONSENT, AMENDMENT AND RELEASE AGREEMENT

           THIS CONSENT, AMENDMENT AND RELEASE AGREEMENT (this "Agreement") is entered into as of October ___, 2002, by and among LaSalle Bank National Association, a national banking association ("LaSalle"), Millers American Group, Inc., a Texas corporation ("Millers"), Effective Litigation Management, Inc., a Texas corporation ("Effective"), Financial and Actuarial Resources, Inc., a Texas corporation ("Financial"), and Trilogy Holdings, Inc. a Nevada corporation ("Trilogy").

           WHEREAS, LaSalle and Millers entered into a Loan Agreement, dated as of September 17, 1999, and other agreements in conjunction therewith (the "Loan Agreement"), pursuant to which LaSalle provided a revolving line of credit to Millers (the "Loan");

           WHEREAS,  as  inducement  to   LaSalle  entering  into  the   Loan
 Agreement, Millers and Trilogy entered into a Security Agreement with LaSalle, dated as of September 17, 1999, pursuant to which Millers and Trilogy granted a security interest in certain of their assets to LaSalle ("Miller/Trilogy Security Agreement");

           WHEREAS,  as  inducement  to   LaSalle  entering  into  the   Loan
 Agreement, Effective and Financial entered into a Security Agreement with LaSalle, dated as of September 17, 1999, pursuant to which Effective and Financial granted a security interest in certain of their assets to LaSalle ("Effective/Financial Security agreement");

           WHEREAS, as inducement to LaSalle entering into the Loan Agreement, Trilogy entered into a Guaranty Agreement ("Trilogy Guaranty") and a Stock Pledge Agreement ("Trilogy Stock Pledge Agreement"), both dated as of September 17, 1999, pursuant to which Trilogy guaranteed the obligations of Millers under the Loan Agreement and pledged the stock of certain subsidiaries (Millers/Trilogy Security Agreement, Effective/Financial Security Agreement, Trilogy Guaranty and Trilogy Stock
 Pledge Agreement are hereinafter referred to collectively as the "Loan Documents");

           WHEREAS, LaSalle wishes to assign to Hallmark Financial Services, Inc. a Nevada corporation ("Hallmark"), for value, all of LaSalle's rights, title and interest in and duties and obligations under the Loan and Loan Documents, and any payment and performance obligations evidenced thereby;

           WHEREAS, in order to assign LaSalle's duties and obligations as "Agent" under the Loan Agreement, the Loan Agreement must be amended; and

           WHEREAS, Millers, Effective, Financial and Trilogy consent to the assignment contemplated herein.

           THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

           1. Consent to Assignment. To the extent each of Millers, Effective, Financial and Trilogy is a party to any of the Loan Documents or otherwise is entitled to a consent right, each of Millers, Effective, Financial and Trilogy hereby consents to the assignment of the Loan and the Loan Documents from LaSalle to Hallmark, and the assumption by Hallmark of all rights, title and interest in and duties and obligations of LaSalle under the Loan and the Loan Documents (including, but not limited to, all rights to any collateral and security interests under the Loan Document), in accordance with the terms of the relevant Loan Documents.

           2. Amendment to Loan Agreement. (a) Pursuant to Section 12.7 of the Loan Agreement, Section 9.3 of the Loan Agreement is hereby amended such that the second sentence of Section 9.3 of the Loan Agreement is deleted and replaced with the following:

                LaSalle agrees that it shall continue to act as Agent throughout the term of the Loan; provided, however, if LaSalle should assign all of its interest in the Loan to a third party, that third party shall become Agent under the Loan Agreement if agreed to between LaSalle and such third party.

           (b) Millers, Effective, Financial and Trilogy acknowledge that pursuant to Section 1 of this Agreement, Hallmark will assume all duties and obligations of LaSalle under the Loan Documents (including all duties and obligations under the Loan Documents as "Agent"), and in conjunction therewith, each of Millers, Effective, Financial and Trilogy consent to amending the Loan Instruments (as defined in the Loan Agreement) such that Hallmark shall be the "Agent" under the Loan Documents. On and after the Closing Date, Millers, Effective, Financial and Trilogy shall provide Hallmark with all documents and information it was required to provide to LaSalle under the Loan Documents.

           3. Release. Except for any claims or causes of actions arising under this Agreement, each of Millers, Effective, Financial and Trilogy hereby irrevocably releases LaSalle, and LaSalle's agents, representatives, directors, officers and employees, from any and all claims, causes of action, counterclaims, liabilities, obligations, remedies, rights or demands of any kind or nature, whether known or unknown, which each such party had, has, or may ever have, against LaSalle, which relate to or arise from the Loan, Loan Documents or the collateral or security interests contained in the Loan Documents.

           4.   Less than  Full Value.    Millers, Effective,  Financial  and
 Trilogy acknowledge that LaSalle will be assigning the Loan to Hallmark for less than the total amount outstanding on the Loan.

           5. Severability. Each provision of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the remaining parts of this Agreement, and all such remaining parts hereto shall be valid and enforceable and shall have full force and effect as if the invalid or unenforceable part had not been included.

           6. Amendment. This Agreement may not be amended except by an instrument in writing signed by a duly authorized representative of all of the parties hereto.

           7.   Headings.   The  headings  contained in  this  Agreement  are
 inserted  for  convenience  only  and  shall  not  affect  the  meaning   or
 interpretation of this Agreement or any provision hereof.

           8. Construction. The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

           9. Prior Understandings; Integrated Agreement. This Agreement supersedes any and all prior discussions, documents and agreements, written or oral, among the parties hereto with respect to the sale and assignment of the Loan Documents and other matters contained herein, and this Agreement contains the sole, final and complete expression and understanding among the parties hereto with respect to the transactions contemplated herein.

           10. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument.

           11.  Governing Law; Jurisdiction and Venue.

           (a)  This  Agreement  shall  be  construed,  and  the  rights  and
                obligations  of   the   parties  hereunder   determined,   in
                accordance with the substantive laws of the state of Illinois, without regard to conflict of law principles.

           (b) For purposes of any suit, action, or proceeding involving this Agreement, the parties hereto hereby expressly submit to each of the jurisdiction of all Federal and State Courts sitting in the Northern District of Illinois.

           (c) The parties hereto hereby irrevocably waive any objection that such parties may now or hereafter have to the laying of venue of any suit, action or proceeding arising out or relating to this Agreement brought in any Federal or State Court sitting in the Northern District of Illinois and hereby irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

           12. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

 LASALLE BANK NATIONAL ASSOCIATION         MILLERS AMERICAN GROUP, INC.

 By:    ___________________________        By:    ___________________________
 Name:  ___________________________        Name:  ___________________________
 Title: ___________________________        Title: ___________________________


 EFFECTIVE LITIGATION MANAGEMENT, INC.     TRILOGY HOLDINGS, INC.

 By:    ___________________________        By:    ___________________________
 Name:  ___________________________        Name:  ___________________________
 Title: ___________________________        Title: ___________________________


 FINANCIAL AND ACTUARIAL RESOURCES, INC.

 By:    ___________________________
 Name:  ___________________________
 Title: ___________________________




 Acknowledgement:

 HALLMARK FINANCIAL SERVICES, INC.

 By:    ___________________________
 Name:  ___________________________
 Title: ___________________________